Exhibit 1

AGREEMENT AND PLAN OF REORGANIZATION

         Agreement and Plan of Reorganization ("Agreement") between Senior Care Industries, Inc., a Nevada corporation ("Senior Care "), and the undersigned Shareholders. as "Shareholders" (the "Shareholder"), being the owner of record of all of the issued and outstanding shares of Noble Concepts-Fidelity Inc., a Costa Rican Company (the "Company").

         WHEREAS, Senior Care wishes to acquire and the Shareholders wishes to transfer all of the issued and outstanding stock of the Company in exchange for 750,000 shares of common stock of Senior Care the value of said stock to be determined based upon the market value of said shares on the date of closing of this transaction.

         NOW, THEREFORE, Senior Care and the Shareholders adopt this Plan of Reorganization and agree as follows:

SECTION 1.  EXCHANGE OF STOCK

         1.01 NUMBER OF SHARES. The Shareholders agrees to transfer to Senior Care at the Closing all shares of stock in the Company presently owned by Shareholders in exchange for 750,000 shares of Senior Care.

         1.02 DELIVERY OF CERTIFICATES BY SHAREHOLDERS. The transfer of the Company Shares by the Shareholders shall be effected by the delivery to Senior Care at the Closing of certificates representing the Company Shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures guaranteed by a national bank or broker-dealer.

         1.03 FURTHER ASSISTANCE. At the Closing and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as Senior Care may request in order to more effectively sell, transfer and assign the transferred Company Shares to Senior Care and to confirm Senior Care 's title thereto.

         1.04 CHANGES IN SENIOR CARE 'S CAPITALIZATION. If between the date of this Agreement and the Closing, the outstanding shares of Senior Care common stock are, without the receipt of new consideration by Senior Care , increased, decreased, changed into or exchanged for a different number or kind of shares or securities of Senior Care through reorganization, reclassification, stock dividend, stock split, reverse stock split or similar change in Senior Care 's capitalization, Senior Care will issue and deliver to the Shareholders in addition to or in lieu of the Senior Care Shares specified in Section 1.01, voting stock of Senior Care in equitably adjusted amounts. In the event of any change in Senior Care 's capitalization, all references to Senior Care Shares herein shall refer to the number of Senior Care Shares as thus adjusted.

SECTION 2.  CLOSING

         2.01 The closing contemplated by Section 1.01 (the "Closing") shall be held at the offices of Senior Care , on March 31, 2000, or as soon as practical thereafter unless another place or time is agreed upon in writing by the parties.

         2.02 The effective date of this transaction for purposes of reflecting the income and expense of the Company on the consolidated balance sheet and income statement of Senior Care shall be January 1, 2000 even though this Agreement is being executed at a later date.

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SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         The Shareholders hereby warrant, represent and agree as follows:

         3.01 CORPORATE STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Costa Rica and is licensed or qualified as a foreign corporation in all jurisdictions in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

         3.02 CAPITALIZATION. The authorized capital stock of the Company consists of 1,000 shares of common stock, of which 1,000 shares are issued and outstanding. All such shares are fully paid and non-assessable.

         3.03 FINANCIAL STATEMENTS. The financial statements of the Company furnished to Senior Care , consisting of an unaudited balance sheet as of March 31, 2000 and a related statement of income for the period then ended (the "Financial Statements") will be delivered at the Closing, will be correct and fairly present the financial condition of the Company as of the dates and for the periods involved.

         3.04 UNDISCLOSED LIABILITIES. The Company has no liabilities of any nature except to the extent reflected or reserved against in the Financial Statements, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, and the Company's accounts receivable are collectible in accordance with the terms of such accounts, except to the extent of the reserve therefor in the Financial Statements.

         3.05 INTERIM CHANGES. Between December 1, 1999 and the date of this Agreement, there have not been, (1) any changes in the Company's financial condition, assets, liabilities, or business which, in the aggregate, have been materially adverse; (2) any damage, destruction or loss of or to the Company's property, whether or not covered by insurance; (3) any declaration or payment of any dividends or other distribution in respect of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition or any such stock; or (4) any increase paid or agreed to in the compensation, retirement benefits or other commitments to employees.

         3.06 TITLE TO PROPERTY. The Company has good and marketable title to all properties and assets, real and personal, reflected in the Financial Statements, except as since sold or otherwise disposed of in the ordinary course of business, and the Company's properties and assets are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein, with respect to which no default exists.

         3.07 LITIGATION. There is no litigation or proceeding pending, or to Shareholders' knowledge threatened, against or relating to the Company, its properties or business.

         3.08 ACCESS TO RECORDS, ETC. From the date of this Agreement to the Closing, the Shareholders will cause the Company (1) to give to Senior Care and its representatives full access during normal business hours to all of its offices, books, records, contracts, and other corporate documents and properties so that Senior Care may inspect and audit them; and (2) to furnish such information concerning the Company's properties and affairs as Senior Care may reasonably request.

         3.09 CONFIDENTIALITY Until the Closing (and permanently if there is no Closing), the Shareholders and their representatives will keep confidential any information which they obtain from Senior Care concerning its properties, assets and business. If the transactions contemplated by this Agreement are not consummated by March 31, 2000, the Shareholders will return to Senior Care all written matter with respect to Senior Care obtained by them in connection with the negotiation or consummation of this Agreement.

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         3.10 TITLE TO SHARES. The Shareholder is, in the aggregate, the owner, free and clear of any liens, claims and encumbrances, of all Company Shares.

         3.11 INVESTMENT INTENT. The Shareholders is acquiring the Senior Care Shares for its own respective accounts, for investment purposes, and not for or with a view to resale or distribution. The Senior Care shares shall bear a legend to the effect that they represent restricted securities which may not be sold, transferred or hypothecated in the absence of a registration statement under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required.

         3.12 EMPLOYMENT AGREEMENTS. At the Closing each of the Shareholders shall execute an employment agreement with the Company in the form attached hereto as Exhibit 3.12.

SECTION 4.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF SENIOR CARE

         Senior Care represents and warrants to, and covenants with the Shareholders as follows:

         4.01 CORPORATE STATUS. Senior Care is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all jurisdictions in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

         4.02 CAPITALIZATION. The authorized capital stock of Senior Care consists of 20,000,000 shares of common stock, having a par value of $.001 per share, of which 5,465,000 shares are issued and outstanding, fully paid and non-assessable.

         4.03 UNDISCLOSED LIABILITIES. Senior Care has no liabilities of any nature except to the extent reflected in Exhibit C, attached hereto.

         4.04 TITLE TO PROPERTY. Senior Care has good and marketable title to all properties and assets, real and personal, and Senior Care 's properties and assets are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein, with respect to which no default exists.

         4.05 LITIGATION. There is no litigation or proceeding pending, or to Senior Care 's knowledge threatened, against or relating to Senior Care , its properties or business.

         4.06 CONFIDENTIALITY. Until the Closing (and permanently if there is no Closing), the Company and its representatives will keep confidential any information which it obtained from the Company concerning its properties, assets and business. If the transactions contemplated by this Agreement are not consummated by May 1, 2000 Senior Care will return to the Company all written matter with respect to the Company obtained by it in connection with the negotiation or consummation of this Agreement.

         4.07 INVESTMENT INTENT. Senior Care is acquiring the Company Shares to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof, and Senior Care has no commitment or present intention to liquidate the Company or to sell or otherwise dispose of the Company Shares.

         4.08 CORPORATE AUTHORITY. Senior Care has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to the Shareholders at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Agreement by its officers and performance thereunder.

         4.09 DUE AUTHORIZATION. Execution of this Agreement and performance by Senior Care hereunder has been or prior to the Closing will be duly authorized by all requisite corporate and Shareholders action on the part of Senior Care , and this Agreement constitutes a valid and binding obligation of Senior Care and performance hereunder will not violate any provision of Senior Care 's Articles of Incorporation, Bylaws, mortgages, agreements with third parties or other commitments.

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SECTION 5.  CONDUCT OF COMPANY PENDING THE CLOSING

         The Shareholders agree that from the date of this Agreement until the Closing the Company will conduct itself in the following manner:

         5.01 CERTIFICATE OF INCORPORATION AND BYLAWS. The Company will not change its Certificate of Incorporation or Bylaws.

         5.02 CAPITALIZATION, ETC. The Company will not make any change in its authorized, issued or outstanding capital stock; grant any stock option or right to purchase shares of its capital stock; issue any security convertible into shares of its capital stock; purchase, redeem, retire, or otherwise acquire any shares of its capital stock; or agree to do any of the foregoing; or declare, set aside or pay any dividend or other distribution in respect of its capital stock.

         5.03 BUSINESS IN ORDINARY COURSE. The Company will conduct its business in the ordinary course and will (1) use its best efforts to preserve its business organization intact, to keep available to Senior Care the services of its present officers and employees and to preserve the goodwill of suppliers, customers and others having business relations with it; (2) maintain its properties in customary repair, working order and condition, reasonable wear and tear and damage by casualty excepted; (3) keep in force at no less than their present limit all policies of insurance; (4) make no material change in the customary terms and conditions on which it extends credit to customers; and (5) enter into no sale, lease, contract, commitment or other transaction; provided, however, that nothing in this Section 5.03 shall prohibit compliance by the Company with, or the Company's borrowings or repayment funds pursuant to, and agreements or other commitments disclosed by the Company to Senior Care .

         5.04 BANKING ARRANGEMENTS; POWERS OF ATTORNEY. The Company will not make any change in its banking and safe deposit arrangements and will not grant any powers of attorney.

         5.05 ACCOUNTING PRACTICES. Except as required by generally accepted accounting principles, the Company will not make any changes in its accounting methods or practices.

         5.06 MERGER, ETC. The Company will not merge or consolidate with any other corporation; sell or lease all or substantially all of its assets and business; acquire all or substantially all of the stock of the business or assets or any other person, corporation or business organization; or agree to do any of the foregoing.

SECTION 6.  COVENANTS AFTER THE CLOSING

         6.01 AFTER CLOSING. From and after the Closing, all parties hereto agree to issue certificates representing the Senior Care Shares to the Shareholders of the Company pursuant to Paragraph 1.01 hereof.

SECTION 7.  CONDITIONS PRECEDENT - SENIOR CARE

         All obligations of Senior Care under this Agreement are subject, at Senior Care 's option, to the fulfillment, before or at the Closing, of each of the following conditions:

         7.01 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The Shareholders' representations and warranties contained in this Agreement shall be true and correct as of the date hereof and as of the Closing in all material respects.

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         7.02 DUE PERFORMANCE. The Shareholders shall have performed and complied with all the terms and conditions required by this Agreement to be performed or complied with by them before the Closing.

         7.03 BOOKS AND RECORDS. The Shareholders has caused the Company to make available to Senior Care all books and records of the Company, including minute books and stock transfer records.

         7.04 ACCEPTANCE BY THE SHAREHOLDERS. The terms of this Agreement shall have been accepted by all of the Shareholders of the Company as evidenced by their signatures on the signature page of this Agreement.

SECTION 8.  CONDITIONS PRECEDENT - THE SHAREHOLDERS

         All obligations of the Shareholders under this Agreement are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

         8.01 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. Senior Care 's representations and warranties contained in this Agreement shall be true and correct as of the date hereof at and as of the Closing in all material respects.

         8.02 DUE PERFORMANCE. Senior Care shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by it before the Closing.

         8.03 REVOCATION OF PRIOR AUTHORIZATIONS. The Shareholders shall have delivered to Senior Care , certified copies of resolutions of the Company's Board of Directors revoking as of the Closing all prior authorizations, powers of attorney, designations and appointments relating to the signing of checks, borrowing of funds, access to corporate safe deposit boxes and other similar matters, to the extent requested by Senior Care .

         8.04 RESIGNATIONS. There shall have been delivered to Senior Care the signed resignations of such directors of the Company as Senior Care shall request, dated as of the Closing.

SECTION 9.  INDEMNIFICATION

         9.01 INDEMNIFICATION OF SENIOR CARE . The Shareholders severally (and not jointly) agree to indemnify Senior Care against any loss, damage or expense (including reasonable attorneys' fees) suffered by Senior Care from (1) any breach by the Shareholders of this Agreement; or (2) any inaccuracy in or breach of any of the representations, warranties or covenants by the Shareholders herein; provided, however that (a) Senior Care shall be entitled to assert rights of indemnification hereunder only if and to the extent that it suffers losses, damages and expenses (including reasonable attorneys' fees) exceeding $50,000 in the aggregate; and (b) Senior Care shall give notice of any claims hereunder within the twenty-four (24) month period beginning on the date of the Closing. No loss, damage or expense shall be deemed to have been sustained by Senior Care to the extent of insurance proceeds paid to, or tax benefits realizable by, Senior Care or the Company as a result of the event giving rise to such light indemnification.

         9.02 INDEMNIFICATION OF SHAREHOLDERS. Senior Care agrees to indemnify the Shareholders against any loss, damage or expense (including reasonable attorneys' fees) suffered by any of the Shareholders from (1) any breach by Senior Care of this Agreement; or (2) any inaccuracy in or breach of any of Senior Care 's representations, warranties or covenants herein.

         9.03 DEFENSE OF CLAIMS. Upon obtaining knowledge thereof, the indemnified party shall promptly notify the indemnifying party of any claim which has given or could give rise to a right of indemnification under this Agreement. If the right of indemnification relates to a claim asserted by a third party against the indemnified party, the indemnifying party shall have the right to employ counsel acceptable to the indemnified party to cooperate in the

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defense of any such claim. So long as the indemnifying party is defending any such claim in good faith, the indemnified party will not settle such claim. If the indemnifying party does not elect to defend any such claim, the indemnified party shall have no obligation to do so.

SECTION 10.  TERMINATION

         10.01 TERMINATION. This Agreement may be terminated (1) by mutual consent in writing; (2) by either the Shareholders or Senior Care if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the Shareholders of Senior Care if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing by March 31, 2000

SECTION 11.  GENERAL PROVISIONS

         11.01 FURTHER ASSURANCES. At any time, and from time to time, after the Effective Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

         11.02 WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

         11.03 BROKERS. Each party represents to the other party that no broker or finder has acted for it in connection with this Agreement, and agrees to indemnify and hold harmless the other party against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by it.

         11.04 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

                                    To:    Senior Care Industries, Inc.
                                           c/o Stephen Reeder
                                           ------------------
                                           410 Broadway, 2nd Floor
                                           Laguna Beach, CA  92651

                                    To:    Fidelity Capital Group Holdings, Inc.
                                           Craig H. Brown
                                           --------------
                                           1278 Glenneyre, Suite 212
                                           Laguna Beach, CA  92651

         11.05 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

         11.06 HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.07 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

         11.08 ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

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         11.09 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be considered as original signatures.

         1110 REVENUES Upon closing, 100% of all revenues resultant from operations of Noble Concepts-Fidelity Inc., from January 1, 2000 forward shall be the property of Senior Care and forwarded to Senior Care.

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         Executed as of this 28th day of April, 2000 . Senior Care Industries,
Inc.


By: /s/ Stephen Reeder
----------------------
Stephen Reeder
Senior Care Industries, Inc.


SHAREHOLDERS OF Noble Concepts-Fidelity Inc.,


By: /s/ Robert Eschwege
-----------------------
        Robert Eschwege

Shares of Company: 20,000


Shares to be issued in Senior Care : 150,000


By: s/ Craig H. Brown
---------------------
Craig H. Brown
President
Fidelity Capital Group Holdings Inc.


Shares of Company: 80,000


Shares to be issued in Senior Care : 600,000
                                     --------